Exhibit 23.2


                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 28, 1996 appearing in Part IV, Item 14 of SCA Tax Exempt Fund Limited Partnership's Annual Report on Form 10-K/A for the year ended December 31, 1995, as filed on May 24, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

We also consent to the incorporation by reference in the Prospectus of our report dated March 28, 1996 relating to the financial statements of Municipal Mortgage and Equity, L.L.C., which appears on page F-2 of the Company's Prospectus/Consent Solicitation included in its Registration Statement on Form S-4 (File No. 33-99088). We also consent to the reference to us under the headings "Experts", "Summary Financial Information" and "Selected Financial Information" in that Prospectus/Consent Solicitation. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary Financial Information" and "Selected Financial Information".


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Baltimore, Maryland
January 27, 1997


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